Exhibit 10.2

Execution Version

COMPANY SUPPORT AGREEMENT

This COMPANY SUPPORT AGREEMENT (this “Agreement”), dated as of July 20, 2021, is made by and among Power & Digital Infrastructure Acquisition Corp., a Delaware corporation (“Acquiror”), Core Scientific Holding Co., a Delaware corporation (the “Company”), and the Company stockholders set forth on Schedule 1 hereto (the “Supporting Holder”). Acquiror, the Company and the Supporting Holders shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, Acquiror, XPDI Merger Sub 1 Inc., a Delaware corporation and direct, wholly owned subsidiary of Acquiror, XPDI Merger Sub 2, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of Acquiror, and the Company entered into that certain Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”);

WHEREAS, as of the date hereof, each Supporting Holder is the record owner of (1) the number of shares of Company Common Stock set forth across from such Supporting Holder’s name on Schedule 1 under the column heading “Subject Common Shares” (the “Subject Common Shares”), (2) the number of shares of Company Series A Preferred Stock set forth across from such Supporting Holder’s name on Schedule 1 under the column heading “Subject Series A Preferred Shares” (the “Subject Series A Preferred Shares”), and/or (3) the number of shares of Company Series B Preferred Stock set forth across from such Supporting Holder’s name on Schedule 1 under the column heading “Subject Series B Preferred Shares” (the “Subject Series B Preferred Shares” and, together with the Subject Series A Preferred Shares, the “Subject Preferred Shares” and such Subject Preferred Shares, together with any other shares of Company Common Stock, Company Series A Preferred Stock, Company Series B Preferred Stock or any other Equity Securities issued by the Company that a Supporting Holder may hereafter acquire prior to the termination of this Agreement in accordance with Section 8, the “Supporting Holder Equity Securities”);

WHEREAS, the Merger Agreement contemplates that the Parties will enter into this Agreement concurrently with the entry into the Merger Agreement by the parties thereto, pursuant to which, among other things, each Supporting Holder will agree to deliver to Acquiror, as promptly as practicable and in any event not later than 24 hours after the Registration Statement is declared effective by the SEC, the Written Consent voting all of such Supporting Holder’s Supporting Holder Equity Securities (1) in favor of the adoption of the Merger Agreement and (2) in favor of the approval of the Transactions (including the Mergers);

WHEREAS, the Company and the Supporting Holders hereby agree to terminate, effective as of the Effective Time, each agreement by and among the Company and the Company Stockholders parties thereto as set forth on Schedule 2 hereto (the “Investment Agreements”); and

WHEREAS, as an inducement to Acquiror and the Company to enter into the Merger Agreement and to consummate the Transactions contemplated therein, the Parties desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Binding Effect of the Merger Agreement. Each Supporting Holder hereby acknowledges that it has read the Merger Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. During the period commencing on the date hereof and ending on the earlier to occur of (a) the Effective Time, and (b) such date and time as the Merger Agreement shall be terminated in accordance with Section 7.1 thereof (the “Expiration Time”), each Supporting Holder shall be bound by and comply with Section 6.03 (No Claim Against the Trust Account), Section 8.03(a) (Exclusivity); Section 8.05(b) (Confidentiality; Publicity), Section 11.16 (Acknowledgements) and Section 11.17 (Waiver; Privilege) of the Merger Agreement (and any relevant definitions contained in any such Sections) as if (x) such Supporting Holder was an original signatory to the Merger Agreement with respect to such provisions, and (y) each reference to the “Company” contained in such provisions also referred to each such Supporting Holder.

2. Agreement to Vote.

(a) Each Supporting Holder hereby unconditionally and irrevocably agrees from the date hereof until the Expiration Time, to, as promptly as practicable and in any event not later than 24 hours after the Registration Statement is declared effective by the SEC, deliver to Acquiror the Written Consent, in the form attached hereto as Exhibit A, voting all of such Supporting Holder’s Supporting Holder Equity Securities in accordance with this Agreement.

(b) Each Supporting Holder covenants and agrees that, prior to the Expiration Time, such Supporting Holder shall, at any meeting of the Company Stockholders (and at any adjournment or postponement thereof), however called, and in any written actions by consent of the stockholders of the Company, cause such Supporting Holder’s Supporting Holder Equity Securities to be voted (including via proxy):

i. in favor of the adoption of the Merger Agreement,

ii. in favor of the approval of the Transactions (including the Mergers),

iii. in favor of the Company Preferred Conversion to be effective immediately prior to the Effective Time, subject to and contingent upon the consummation of the Merger;

iv. against and withhold consent with respect to any Acquisition Transaction;

v. against any proposal, action or agreement that would reasonably be expected to result in any of the conditions set forth in Article 9 of the Merger Agreement not being fulfilled prior to the termination date;

vi. against any change in any manner of the distribution of proceeds or capitalization of, including the voting rights of any class of equity security of the, the Company; provided, that the obligations set forth in this clause (vi) shall apply solely to the extent that such change would impede, frustrate, prevent or nullify any provision of this Agreement, the Merger Agreement or the transactions contemplated thereby, including the Merger, or in any manner that would reasonably be expected to adversely impact Acquiror and Sponsor; and

vii. to refrain from exercising any dissenters’ rights or rights of appraisal under applicable Law at any time with respect to the Mergers, the Merger Agreement and any of the Transactions.

(c) The obligations of each Supporting Holder specified in this Section 1 shall apply whether or not the Mergers, any of the Transactions or any action described above is recommended by the Company’s board of directors.

(d) Each Supporting Holder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Acquiror, Merger Subs, the Company or any of their respective successors or directors (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (ii) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Merger Agreement or any other Transaction Agreement.

(e) Each of the Company and the Supporting Holders, by execution of this Agreement, hereby agrees and consents to the termination of the Investment Agreements, effective as of the Effective Time, without any further liability or obligation to the Company, the Company Stockholders, the Surviving Corporation or Acquiror. The termination of such Investment Agreements shall terminate the rights of the parties thereto to enforce any provisions of such agreements that expressly survive the termination of such Investment Agreements. Each Supporting Holder hereby waives any right to notice, right of first offer, right of first refusal or similar rights with respect to the Transaction, in each case that such Supporting Holder may have under any Investment Agreement or the Company Certificate of Incorporation.

3. Transfer of Shares. Each Supporting Holder hereby agrees that prior to the Effective Time, such Supporting Holder shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), hypothecate, place a lien on, pledge, dispose of, grant any option to purchase, distribute or otherwise encumber any of such Supporting Holder’s Supporting Holder Equity Securities or otherwise agree to do any of the foregoing (each, a “Transfer”), (b) deposit any of such Supporting Holder’s Supporting Holder Equity Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any of such Supporting Holder’s Supporting Holder Equity Securities that conflicts with any of the covenants or agreements set forth in this Agreement, (c) enter into any Contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any of such Supporting Holder’s Supporting Holder Equity Securities, (d) engage in any hedging or other transaction which is designed to, or which would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)), lead to or result in a sale or disposition of his her or its Supporting Holder Equity Securities or (e) take any action that would have the effect of preventing or materially delaying the performance of such Supporting Holder’s obligations hereunder; provided, however, that the foregoing shall not apply to any Transfer (i) to such Supporting Holder’s employees, officers or directors, any affiliates or family members of any of such Supporting Holder’s officers or directors, any employees, officers, directors; (ii) in the case of an individual, by gift to a member of one of the individual’s immediate family, an estate planning vehicle, or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such Person or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made in connection with the transactions contemplated by the Merger Agreement; (vi) any repurchase or redemption transaction entered into by the Company and such Supporting Holder; (vii) by pro rata distributions from such Supporting Holder to its members, partners, or shareholders pursuant to such Supporting Holder’s organizational documents; or (viii) by virtue of applicable law or such Supporting Holder’s organizational documents upon liquidation or dissolution of such Supporting Holder; provided, that any transferee of any Transfer of the type set forth in clauses (i) through (vii) must enter into a written agreement in form and substance reasonably satisfactory to the Acquiror agreeing to be bound by this Agreement prior to the occurrence of such Transfer.

4. Appraisal and Dissenters’ Rights. Each Supporting Holder hereby irrevocably and unconditionally waives, and agrees not to assert or perfect, any rights of appraisal or other similar rights to dissent (including any notice requirements related thereto) with respect to the Mergers, the Merger Agreement or any of the Transactions that such Supporting Holder may have by virtue of ownership of Supporting Holder Equity Securities (including all rights under Section 262 of the DGCL).

5. Consent to Disclosure. Each Supporting Holder hereby irrevocably consents to the publication and disclosure in the Registration Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by the Company or Acquiror to any Governmental Authority or to securityholders of Acquiror) of such Supporting Holder’s identity and beneficial ownership of Supporting Holder Equity Securities and the nature of such Supporting Holder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by the Company or Acquiror, a copy of this Agreement. Each Supporting Holder will promptly provide any information reasonably requested by the Company or Acquiror for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

6. Exclusivity. From the date hereof until the Expiration Time, each Supporting Holder agrees, solely in its capacity as a stockholder, not to take, and agrees not to permit any of its Affiliates or Representatives to take, any action to solicit, initiate or engage in discussions or negotiations with, or enter into any agreement with, or encourage, or provide information to, any Person (other than Acquiror and/or any of its Affiliates or Representatives) concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, written or oral relating to any Acquisition Transaction. Each Supporting Holder shall, and shall cause its Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, an Acquisition Transaction.

7. Representations and Warranties. Each Supporting Holder represents and warrants (severally and not jointly) to Acquiror and the Company, solely with respect to such Supporting Holder, as follows: (a) if such Supporting Holder is not an individual, it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Supporting Holder’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Supporting Holder; (b) if such Supporting Holder is an individual, such Supporting Holder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder; (c) this Agreement has been duly executed and delivered by such Supporting Holder and, assuming due authorization, execution and delivery by the other Parties, this Agreement constitutes a legally valid and binding obligation of such Supporting Holder, enforceable against such Supporting Holder in accordance with the terms hereof, subject to the Enforceability Exceptions; (d) the execution and delivery of this Agreement by such Supporting Holder does not, and the performance by such Supporting Holder of such Supporting Holder’s obligations hereunder will not, (i) if such Supporting Holder is not an individual, conflict with or result in a violation of the organizational documents of such Supporting Holder, or (ii) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any Contract binding upon such Supporting Holder or such Supporting Holder’s Supporting Holder Equity Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Supporting Holder of such Supporting Holder’s obligations under this Agreement; (e) there are no actions pending against such Supporting Holder or, to the knowledge of such Supporting Holder, threatened against such Supporting Holder, before (or, in the case of threatened actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Supporting Holder of such Supporting Holder’s obligations under this Agreement; (f) such Supporting Holder has had the opportunity to read the Merger Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors in connection therewith; (g) the Supporting Holder has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of the Supporting Holder’s obligations hereunder; and (h) such Supporting Holder is the record and beneficial owner of all of such Supporting Holder’s Supporting Holder Equity Securities, and there exist no Liens or any other limitation or restriction (including, without limitation, any restriction on the right to vote, sell or otherwise dispose of such securities), other than pursuant to (i) this Agreement, (ii) the Merger Agreement, (iii) the Investment Agreements, (iv) the Company Certificate of Incorporation, or (iv) any applicable securities laws.

8. Termination.  This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the Closing; (b) the valid termination of the Merger Agreement in accordance with its terms; and (c) as to each Supporting Holder, the written agreement between Acquiror, the Company and such Supporting Holder.  Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement.  Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement shall not affect any liability on the part of any Party for any Fraud or a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination, and (ii) Sections 8, 9, 10, 12 and 13 (solely to the extent related to Section 9, 10, or 12) shall survive any termination of this Agreement pursuant to Section 8(a).  For purposes of this Section 8, (x) “Willful Breach” means an intentional and willful material breach that is a consequence of an act undertaken or a failure to act by the breaching Party with the knowledge that the taking of such an act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement, and (y) “Fraud” means actual common law fraud in the making of a specific representation or warranty expressly set forth in this Agreement, committed by the Party making such express representation or warranty, with intent to deceive another Party, and to induce it to enter into this Agreement and requires (i) an intentional false representation of material fact expressly set forth in the representations and warranties set forth in this Agreement; (ii) actual knowledge that such representation is false (as opposed to any fraud claim based on constructive, knowledge, negligent or reckless misinterpretation or a similar theory); (iii) a specific intention to induce the Party to whom such representation was made to act or refrain from acting in reliance upon it; (iv) causing that Party, in justifiable reliance upon such false representation, to take or refrain from taking action; and (v) causing such Party to suffer damage by reason of such reliance.  For the avoidance of doubt, “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts (including a claim for fraud or alleged fraud) based on negligence or recklessness.

9. No Recourse.  Except for claims pursuant to the Merger Agreement or any other Transaction Agreement by any party(ies) thereto against any other party(ies) thereto, each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Company Non-Party Affiliate (other than any Supporting Holder, on the terms and subject to the conditions set forth herein) or any Acquiror Non-Party Affiliate, and (b) none of the Company Non-Party Affiliates (other than any Supporting Holder, on the terms and subject to the conditions set forth herein) or the Acquiror Non-Party Affiliates shall have any liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transactions contemplated hereby. For the purpose of this Section 9, (x) “Acquiror Non-Party Affiliate” means (i) any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of either Acquiror or Sponsor and (ii) each of the former, current or future Affiliates, Representatives, successors or permitted assigns of any of the Persons in clause (i) (other than, for the avoidance of doubt, Acquiror) or any family member of the foregoing Persons and (y) “Company Non-Party Affiliate” means (i) any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of the Company or any of its Subsidiaries (other than, for the avoidance of doubt, the Company or any of its Subsidiaries) or any family member of the foregoing Persons and (ii) each of the former, current or future Affiliates, Representatives, successors or permitted assigns of any of the Persons in clause (i) (other than, for the avoidance of doubt, the Company or any of its Subsidiaries).

10. Further Assurances. Each Supporting Holder shall execute and deliver, or cause to be delivered, such additional documents, including the Registration Rights Agreement, and take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary (including under applicable Laws), or reasonably requested by Acquiror or the Company, to effect the actions and consummate the Mergers and the other Transactions contemplated by this Agreement and the Merger Agreement (including the Transactions and the other Transaction Agreements), in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

11. Fiduciary Duties.  Notwithstanding anything in this Agreement to the contrary, (a) no Supporting Holder makes any agreement or understanding herein in any capacity other than in such Supporting Holder’s capacity as a record holder and beneficial owner of such Supporting Holder’s Supporting Holder Equity Securities, and (b) nothing herein will be construed to limit or affect any action or inaction expressly permitted under the Merger Agreement by any Supporting Holder or by any representative of such Supporting Holder in such Person’s capacity as a member of the board of directors of the Company or as an officer, employee or fiduciary of the Company or an Affiliate of the Company, in each case, acting in such Person’s capacity as a director, officer, employee or fiduciary of the Company.

12. No Third Party Beneficiaries.  This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement.  Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

13. Incorporation by Reference. Sections 1.02 (Construction), 11.03 (Assignment), 11.06 (Governing Law), 11.07 (Captions; Counterparts), 11.09 (Entire Agreement), 11.10 (Amendments), 11.11 (Severability), 11.12 (Jurisdiction; WAIVER OF TRIAL BY JURY), 11.13 (Enforcement) and 11.15 (Nonsurvival of Representations, Warranties and Covenants) of the Merger Agreement are incorporated herein and shall apply to this Agreement mutatis mutandis.

[signature pages follow]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

Power & Digital Infrastructure Acquisition Corp.

By:	/s/ Patrick C. Eilers
	Name:	Patrick C. Eilers
	Title:	Chief Executive Officer

[Signature Page to Company Support Agreement]

Core Scientific Holding Co.

By:	/s/ Todd DuChene
	Name:	Todd DuChene
	Title:	General Counsel and Secretary

[Signature Page to Company Support Agreement]

BCV 55 LLC

By:	/s/ Michael Levitt
	Name:	Michael Levitt
	Title:	Managing Member

[Signature Page to Company Support Agreement]

BCV 66 LLC

By:	/s/ Michael Levitt
	Name:	Michael Levitt
	Title:	Managing Member

[Signature Page to Company Support Agreement]

BCV 77 LLC

By:	/s/ Michael Levitt
	Name:	Michael Levitt
	Title:	Managing Member

[Signature Page to Company Support Agreement]

MPM LIFE LLC

By:	/s/ Matthew Minnis
	Name:	Matthew Minnis
	Title:	Managing Member

[Signature Page to Company Support Agreement]

SUPPORTING HOLDER:

/s/ Darin Feinstein
Darin Feinstein

[Signature Page to Company Support Agreement]

SUPPORTING HOLDER:

/s/ Michael Levitt
Michael Levitt

[Signature Page to Company Support Agreement]